UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 8, 2010, PDI, Inc. issued a press release announcing that it has signed an agreement with a major global biopharmaceutical company which is expected to generate approximately $45 million in revenues over its 18-month term.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Statements contained in this Current Report on Form 8-K that are not statements of historical fact, including statements about expectations, beliefs and future events and financial performance, are forward-looking statements. These forward looking statements reflect, among other things, the Company's current expectations, plans, strategies and anticipated financial results and are based upon numerous assumptions involving judgments with respect to future economic, competitive, and market conditions and future business decisions, all of which are subject to known and unknown risks, uncertainties and other factors that may cause the Company's actual results to differ materially from those expressed or implied by these forward looking statements. Many of these risks are beyond the Company's ability to control or predict. For a discussion of some of the important risks and other factors that could cause actual results to differ materially from those indicated by the forward-looking statements, we encourage you to read the risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and the Company's subsequently filed Quarterly Report on Form 10-Q. Furthermore, forward looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(c)              Exhibits

99.1	Press Release dated June 8, 2010.

                            * * * * * * *

                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PDI, INC.

                                                 By: /s/ Jeffrey Smith
                             Jeffrey Smith
                                            Chief Financial Officer
Date: June 8, 2010

EXHIBIT 99.1